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EXHIBIT 10.36

SILICON IMAGE, INC.

CMD TECHNOLOGY INC.

1999 STOCK INCENTIVE PLAN

Assumed by Silicon Image, Inc. effective June 7, 2001
and as amended September 7, 2001

    This 1999 STOCK INCENTIVE PLAN (the "Plan") was established by CMD Technology, Inc., a California corporation and adopted by its Board of Directors as of the ninth day of August, 1999 (the "Effective Date"), and later assumed by Silicon Image, Inc. (the "Company").

ARTICLE 1

PURPOSES OF THE PLAN

    1.1 Purposes.  The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2

DEFINITIONS

    For purposes of this Plan, the following terms shall have the meanings indicated:

    2.1 Administrator.  "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

    2.2 Affiliated Company.  "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

    2.3 Board.  "Board" means the Board of Directors of the Company.

    2.4 Change in Control. "Change in Control" shall mean (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options and the Restricted Stock granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iv) the sale of substantially all of the assets of the Company, or (v) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

    2.5 Code.  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.6 Committee.  "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

    2.7 Common Stock.  "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

    2.8 Disability.  "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

    2.9 Effective Date.  "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

    2.10 Exercise Price.  "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

    2.11 Fair Market Value.  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

      (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

      (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

      (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

      (d) if none of the foregoing is applicable, by the Committee in good faith.

    2.12 Incentive Option.  "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    2.13 Incentive Option Agreement.  "Incentive Option Agreement" means an Option,Agreement with respect to an Incentive Option.

    2.14 NASD Dealer.  "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

    2.15 Nonqualified Option.  "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

    2.16 Nonqualified Option Agreement.  "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

    2.17 Offeree.  "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

    2.18 Option.  "Option" means any option to purchase Common Stock granted pursuant to the Plan.

    2.19 Option Agreement.  "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

    2.20 Optionee.  "Optionee" means a Participant who holds an Option.

    2.21 Participant.  "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

    2.22 Purchase Price.  "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

    2.23 Restricted Stock.  "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

    2.24 Right to Purchase.  "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

    2.25 Service Provider.  "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

    2.26 Stock Purchase Agreement.  "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

    2.27 10% Shareholder.  "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3

ELIGIBILITY

    3.1 Incentive Options.  Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

    3.2 Nonqualified Options and Rights to Purchase.  Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

ARTICLE 4

PLAN SHARES

    4.1 Shares Subject to the Plan.  A total of 6,000,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

    4.2 Changes in Capital Structure.  In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of shares of Common Stock reserved for issuance under this Plan, (b) the Exercise Prices of and number of shares of Common Stock subject to outstanding Options, and (d) the Purchase Prices of and number of shares of Common Stock subject to outstanding Restricted Stock Awardswill be proportionately adjusted, subject to any rqeuired action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Common Stock will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the Committee.

ARTICLE 5

OPTIONS

    5.1 Option Agreement.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any right to repurchase a portion or all of the unvested shares held by an Optionee following such Optionee's termination of employment. Each Option Agreement may be different from each other Option Agreement.

    5.2 Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.

    5.3 Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase shares with a promissory note unless the note is adequately secured by collateral other than such shares; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination-of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

    5.5 Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

    5.6 Annual Limit on Incentive Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100.000.

    5.7 Nontransferability of Options.  No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

    5.8 Rights as Shareholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

    5.9 Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Option agreement a right to repurchase a portion of or all unvested shares held by an Optionee following such Optionee's termination of employment at any time within ninety (90) days after the later of Optionee's termination date and the date the Optionee purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Optionee's exercise price.

ARTICLE 6

RIGHTS TO PURCHASE

    6.1 Nature of Right to Purchase.  A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

    6.2 Acceptance of Right to Purchase.  An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

    6.3 Payment of Purchase Price.  Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the

Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase shares with a promissory note unless the note is adequately secured by collateral other than such shares; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    6.4 Rights as a Shareholder.  Upon complying with the provisions of Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

    6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

    6.6 Vesting of Restricted Stock.  The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

    6.7 Dividends.  If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

    6.8 Nonassignability of Rights.  No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

ARTICLE 7

ADMINISTRATION OF THE PLAN

    7.1 Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

    7.2 Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the

Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements: (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan: (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock: (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

    7.3 Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith: To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or, investigative, by reason of such person's conduct in the performance of duties under the Plan.

ARTICLE 8

CHANGE IN CONTROL

    8.1 Change in Control.  In order to preserve a Participant's rights in the event of a Change in Control of the Company:

      (a) any or all outstanding Options may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a Change in Control, such Options will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Options granted pursuant to this Plan will accelerate upon a Change in Control. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

      (b) Subject to any greater rights granted to Participants under the foregoing provisions of this Section, in the event of the occurrence of a Change in Control, any outstanding Options or Restricted Stock will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

      (c) The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option or Restricted under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option or Restricted Stock under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

ARTICLE 9

AMENDMENT AND TERMINATION OF THE PLAN

    9.1 Amendments.  The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

    9.2 Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10

TAX WITHHOLDING

    10.1 Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or.as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11

MISCELLANEOUS

    11.1 Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

    11.2 No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

    11.3 Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

    11.4 Annual Financial Statements.  A copy of the Company's financial statements for the most recently completed fiscal year shall be provided to each Participant annually. Such financial statements shall be prepared in accordance with generally accepted accounting principles. The Administrator may require that Participants sign an appropriate confidentiality agreement as a condition to receiving a copy of the financial statements.

SILICON IMAGE INC.

STOCK OPTION AGREEMENT

Type of Option (check one):	/ / Incentive	/ / Nonqualified

    This Stock Option Agreement (the "Agreement) is entered into as of      , 20  , by and between Silicon Image Inc., a Delaware corporation (the "Company"), and                        (the "Optionee") pursuant to the CMD Technology, Inc.'s 1999 Stock Incentive Plan (the "Plan") assumed by the Company.

    1.  Grant of Option.  The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of            (      ) shares (the "Shares") of the Common Stock of the Company at a purchase price of             ($      ) per share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

    2.  Vesting of Option.  The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

On or After:		This Option shall be Exercisable as to:
(i)	, 20 :		shares
(ii)	, 20 :	an additional	shares
(iii)	, 20 :	an additional	shares
(iv)	, 20 :	an additional	shares

No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof, with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

    3.  Term of Option.  Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

      (a) the expiration of ten (10) years from the date of this Agreement;

      (b) the expiration of three (3) months from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(e) below shall apply;

      (c) the expiration of twelve (12) months from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

      (d) the expiration of twelve (12) months from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to Section 3(b) or 3(c) above, as the case may be; or

      (e) upon the consummation of a "Change in Control" (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 12 below.

    As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

    4.  Exercise of Option.  On or after the vesting of any portion of this Option in accordance with Sections 2 or 12 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

      (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

      (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

      (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

      (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

    5.  Death of Optionee: No Assignment.  The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee, Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof. Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

    6.  Representations and Warranties of Optionee.

      (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

      (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for

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  investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

      (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

    7.  INTENTIONALLY LEFT BLANK

    8.  INTENTIONALLY LEFT BLANK

    9.  INTENTIONALLY LEFT BLANK

    10. Restrictive Legends.  Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

    11. Adjustments Upon Changes in Capital Structure.  In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

    12. INTENTIONALLY LEFT BLANK

    13. No Employment Contract Created.  Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause; is specifically reserved.

    14. Rights as Shareholder.  The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

    15. "Market Stand-Off" Agreement.  Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

    16. Interpretation.  This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this

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Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

    17. Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

    18. Governing Law.  The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

    19. Severability.  Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

    20. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SILICON IMAGE INC.	"OPTIONEE"
By:	(Signature)
(Type or print name)

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CONSENT OF SPOUSE

    I acknowledge that I have read the foregoing Incentive Stock Option Agreement (the "Agreement") and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the shares of SILICON IMAGE INC., a Delaware corporation, which my spouse acquires upon exercise of such option (the "Shares") including my community interest therein (if any), which rights and restrictions may survive my spouse's death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreement, and agree that I will bequeath any interest which I may have in said Shares or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Agreement. I direct that any residuary clause in my Will shall not be deemed to apply to my community interest (if any) in such Shares except to the extent consistent with the provisions of the Agreement.

    I further agree that in the event of a dissolution of the marriage between me and my spouse, in connection with which I secure or am awarded the Shares or any interest therein through property settlement agreement or otherwise, I shall receive and hold said Shares subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of my spouse or the Company to purchase such Shares or interest from me.

    I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date: , 200	(Signature of Spouse of Optionee)
(Type or print name)

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QuickLinks

  EXHIBIT 10.36
SILICON IMAGE, INC. CMD TECHNOLOGY INC. 1999 STOCK INCENTIVE PLAN
ARTICLE 1 PURPOSES OF THE PLAN
ARTICLE 2 DEFINITIONS
ARTICLE 3 ELIGIBILITY
ARTICLE 4 PLAN SHARES
ARTICLE 5 OPTIONS
ARTICLE 6 RIGHTS TO PURCHASE
ARTICLE 7 ADMINISTRATION OF THE PLAN
ARTICLE 8 CHANGE IN CONTROL
ARTICLE 9 AMENDMENT AND TERMINATION OF THE PLAN
ARTICLE 10 TAX WITHHOLDING
ARTICLE 11 MISCELLANEOUS
SILICON IMAGE INC. STOCK OPTION AGREEMENT
CONSENT OF SPOUSE